Exhibit 99.2

FOR IMMEDIATE RELEASE

Selective Insurance Authorizes New $100 Million Share Repurchase Program

BRANCHVILLE, N.J., Dec. 2, 2020 – Selective Insurance Group, Inc. (NASDAQ:SIGI) today announced that its Board of Directors authorized a new share repurchase program under which it may repurchase up to $100 million of its outstanding shares.

"This share repurchase program demonstrates Selective Board's ongoing commitment to enhancing shareholder value and emphasizes our confidence in Selective's long-term financial outlook," said John Marchioni, President and CEO. “Selective’s strong earnings and growth outlook provides us the ability to continue to invest in the business while returning value to shareholders through quarterly dividends and opportunistic share repurchases.”

The timing and amount of any share repurchases under the authorization will be determined by management at its discretion and based on market conditions and other considerations. Share repurchases under the authorizations may be made through a variety of methods, which may include open market purchases, pre-set trading plans meeting the requirements of Rule 10b5-1 and Rule 10b-18 under the Securities Exchange Act of 1934, privately negotiated transactions, block trades, accelerated share repurchase plans, or any combination of such methods.

The $100 million share repurchase program has no set expiration or termination date. Selective’s repurchase program does not obligate it to acquire any particular amount of its common stock, and the repurchase program may be suspended or discontinued at any time at Selective’s discretion.

About Selective Insurance Group, Inc.

Selective Insurance Group, Inc. is a holding company for 10 property and casualty insurance companies rated "A" (Excellent) by A.M. Best. Through independent agents, the insurance companies offer standard and specialty insurance for commercial and personal risks and flood insurance through the National Flood Insurance Program's Write Your Own Program. Selective's unique position as both a leading insurance group and an employer of choice is recognized in a wide variety of awards and honors, including listing in the Fortune 1000 and being named one of "America's Best Mid-Size Employers" by Forbes Magazine. For more information about Selective, visit www.Selective.com.

Forward-Looking Statements

In this press release, Selective and its management discuss and make statements based on currently available information regarding their intentions, beliefs, current expectations, and projections regarding Selective's future actions, operations and performance. These statements are "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, or performance to differ materially from what we indicated or implied. In many cases, forward-looking statements contain words such as "may," "will," "could," "would," "should," "expect," "plan," "anticipate," "target," "project," "intend," "believe," "estimate," "predict," "potential," "pro forma," "seek," "likely," or "continue" or other like terms. These statements are not guarantees of future performance. We undertake no obligation, other than as may be required under the federal securities laws, to publicly update or revise any forward-looking statements for any reason. Risk factors that could cause our actual results to differ materially from what we project, forecast, or estimate in forward-looking statements include those in Selective’s filing with the SEC. These risk factors may not be exhaustive. We operate in a continually changing business environment, and new risk factors that we cannot predict or assess may emerge from time-to-time.

Selective’s SEC filings can be accessed through the Investors page of Selective’s website, www.Selective.com, or through the SEC’s EDGAR Database at www.sec.gov (Selective EDGAR CIK No. 0000230557).

Media Contact: Jamie Beal VP, Director of Communications Selective Insurance Group, Inc. 973-948-1234 media@selective.com	Investor Contact: Rohan Pai SVP, Investor Relations and Treasury Selective Insurance Group, Inc. 973-948-1364 Investor.relations@selective.com
Selective Insurance Group, Inc. 40 Wantage Avenue Branchville, NJ 07890 www.selective.com

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